Exhibit 10.8

Shiva Corporation
Northwest Park
63 Third Avenue
Burlington, MA  01803

617 270-8300
Fax: 617 270-8599

January 2, 1996

Mr. Guy Daniello
8 Atkinson Gate
Nepean, Ontario
Canada K2G 5H3

Dear Guy,

We are pleased to extend you an offer to join Shiva Corporation as Senior Vice President, Research and Development, reporting to me. This letter defines the terms and conditions of the relationship, as follows:

Base Salary:     $225,000

Bonus: 50% of base salary, based upon Shiva Corporation's attainment of corporate objectives (as defined in each annual Shiva Corporate Bonus Plan) and personal objectives.

Stock Options:

Grants: A total of 130,000 shares to be granted in four equal installments of 32,500 shares at each of the next four Board of Directors meetings. The price of each option grant will be determined at the applicable Board meeting. At any time prior to the next Board of Directors meeting, you may elect to accelerate the grant of any portion of the total shares remaining.

Vesting: Vesting of each option grant will occur according to the following schedule:
		 25% of each grant will vest immediately upon date of grant.* 75% of each grant will vest annually, 25% per year, over the
		     next four years.
		 *Consistent with the requirement of Section 16(c) of the
		  Exchange Act, you will be eligible to exercise and sell such vested stock six (6) months from the date of grant.

Vesting Upon
Change of
Control: All outstanding options granted will be immediately vested in the event of any material diminution in your position, duties, responsibilities, title or office or any reduction in your standard compensation as a result of any change in control of Shiva Corporation.

Relocation:      Relocation terms will be mutually agreed upon within the next
		 week. The relocation package is anticipated to include selling and purchase expenditures relating to your primary residence, moving expenses, househunting trips and tax gross up if necessary.

We look forward to you joining us at Shiva in this very important position. Please indicate your acceptance by signing and returning, via facsimile at 617 270-8998, a copy of this letter to me.


Sincerely,


/s/ Frank Ingari
Frank A. Ingari,
Chairman and Chief Executive Officer




Accepted:  /s/ Guy A. Daniello          Date:  January 4, 1996